Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Image Entertainment, Inc.
Chatsworth, California

We hereby consent to the incorporation by reference in the Registration Statements, as amended, on Form S-3 (No. 333-138701 and No. 333-121912) and Form S-8 (No. 333-170746, No. 333-160427, No. 333-119187, No. 333-69623, No. 33-65121 and No. 33-59353) of Image Entertainment, Inc. of our report dated June 29, 2011, relating to the consolidated financial statements which appears in this Form 10-K as of and for the year ended March 31, 2011.

/s/ BDO USA, LLP

BDO USA, LLP
Los Angeles, California

June 29, 2011